Exhibit 3.245

ASSIGNMENT OF

LIMITED LIABILITY COMPANY INTEREST

This Assignment of Limited Liability Company Interest (this “Assignment”) is executed as of January 25, 2012, but effective immediately prior to the execution of the New Credit Facility (as defined below), by Aviv Financing IV, L.L.C., a Delaware limited liability company (“Assignor”), and Aviv Financing V, L.L.C., a Delaware limited liability company (“Assignee”).

RECITALS

WHEREAS, Assignor owns all of the issued and outstanding limited liability company membership interests (collectively, the “Interests”) in each of the limited liability companies set forth on Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”);

WHEREAS, it is contemplated that the Subsidiaries will become parties to, and borrowers under, a Credit Agreement to be entered into on or about the date hereof by and among Assignee and certain of Assignee’s subsidiaries, as borrowers, Aviv REIT, Inc., a Maryland corporation and certain of its affiliates and subsidiaries, as guarantors, the financial institutions from time to time party thereto, as lenders (collectively, the “Lenders”), and General Electric Capital Corporation, as administrative agent on behalf of itself and the other Lenders (the “New Credit Facility”);

WHEREAS, in connection with the New Credit Facility, the parties hereto believe that it is in their collective best interest to enter into this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

AGREEMENT

1. Assignor hereby conveys, assigns and delivers unto Assignee, its successors and assigns, as of the date hereof, all right, title and interest in, to and with respect to the Interests.

2. Assignee hereby accepts, as of the date hereof, the assignment of the Interests and agrees to be bound by the terms of the Limited Liability Company Agreement of each Subsidiary as the sole member of each such Subsidiary.

3. Assignor covenants and agrees to do, execute, acknowledge and deliver to, or cause to be done, executed, acknowledged and delivered to, Assignee, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances and assurances that may be reasonably requested by Assignee for the better assigning, transferring, conveying, delivering, assuring and confirming to Assignee, its successors or assigns, any or all of the Interests.

4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Assignment of L.L.C. Interests

from Aviv Financing IV, L.L.C. to Aviv Financing V, L.L.C.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

AVIV FINANCING IV, L.L.C.,
a Delaware limited liability company

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership, its sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership, its general partner

		By:	AVIV REIT, INC.,
a Maryland corporation, its general partner

			By:	/s/ Craig M. Bernfield
			Name:	Craig M. Bernfield
			Its:	President and Chief Executive Officer

AVIV FINANCING V, L.L.C.,
a Delaware limited liability company,

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership, its sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership, its general partner

		By:	AVIV REIT, INC.,
a Maryland corporation, its general partner

			By:	/s/ Craig M. Bernfield
			Name:	Craig M. Bernfield
			Its:	President and Chief Executive Officer

Assignment of L.L.C. Interests

from Aviv Financing IV, L.L.C. to Aviv Financing V, L.L.C.

Schedule I

1.	Casa/Sierra California Associates, L.L.C., a Delaware limited liability company

2.	Kingsville Texas, L.L.C., a Delaware limited liability company

3.	Missouri Associates, L.L.C., a Delaware limited liability company

4.	Montana Associates, L.L.C., an Illinois limited liability company

5.	Orange, L.L.C., an Illinois limited liability company

6.	Pomona Vista L.L.C., an Illinois limited liability company

7.	Rose Baldwin Park Property L.L.C., an Illinois limited liability company

8.	Watauga Associates, L.L.C., an Illinois limited liability company

Assignment of L.L.C. Interests

from Aviv Financing IV, L.L.C. to Aviv Financing V, L.L.C.